Filed pursuant to Rule 433
                                   March 10, 2006
                                   Registration Statement No. 333-116208
                                   Relating to Preliminary Prospectus Supplement Dated March 9, 2006

                    PPLUS Class A Callable Trust Certificates
                       Series GSC-4 due February 15, 2034
                                    backed by
                             Goldman Sachs Capital I
   6.345% Capital Securities due 2034 guaranteed by Goldman Sachs Group, Inc.

                          Merrill Lynch Depositor, Inc.
                              Depositor and Sponsor

                                 March 10, 2006

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Issuing Entity:                               PPLUS Trust Series GSC-4

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Trust Certificates:                           PPLUS Class A Callable Trust
                                              Certificates Series GSC-4

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Underlying Securities:                        Goldman Sachs Capital I 6.345%
                                              Capital Securities due 2034
                                              guaranteed by Goldman Sachs
                                              Group, Inc. Cusip: 38143VAA7.

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Expected Number of Offered Certificates:      1,080,000

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Pricing Date:                                 03/10/2006

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Original Issue Date/Closing Date:             03/17/2006

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Offering Price:                               $25

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Underwriting Discount:                        $0.50

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Expected Trust Certificates Coupon:           6%

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Coupon Day Count:                             360/30

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Distribution Dates:                           Each February 15 and August 15.
                                              Modified following business day
                                              will apply without adjustment for
                                              period end dates.

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Expected First Coupon Payment Date:           August 15, 2006.

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Final Scheduled Distribution Date:            February 15, 2034.

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Call Option:                                  On any business day on or after
                                              February 15, 2011 that any call
                                              warrant holder designate as a
                                              "Call Date", the call warrant
                                              holders may purchase the Class A
                                              trust certificates in whole or in
                                              part at their stated amount plus
                                              any accrued and unpaid
                                              distributions to the Call Date. On
                                              any business day before February
                                              15, 2011 and (i) after the
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                                              announcement of any redemption or
                                              (ii) after the announcement of any
                                              other unscheduled payment of the
                                              underlying securities or (iii)
                                              after the announcement of any
                                              receipt of notice of termination
                                              of the trust or (iv) when a tender
                                              offer for the underlying
                                              securities is pending, that any
                                              call warrant holders designate as
                                              a "Call Date", the call warrant
                                              holders may purchase the Class A
                                              trust certificates in whole or in
                                              part at their stated amount plus
                                              any accrued and unpaid
                                              distributions to the Call Date.

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Exchange of Trust Certificates:               Merrill Lynch & Co. or any of its
                                              affiliates (other than the
                                              depositor) or any other person (or
                                              group of affiliated persons, where
                                              each member of the group holds no
                                              less than $500,000 in stated
                                              amount of trust certificates and
                                              is not the depositor) holding
                                              Class A trust certificates with an
                                              aggregate stated amount of $5
                                              million or more acquired pursuant
                                              to the exercise of call warrants
                                              may not less than 30 days and not
                                              more than 60 days prior to a given
                                              distribution date give notice to
                                              the trustee of its intent to
                                              tender its trust certificates on
                                              that distribution date in exchange
                                              for a like amount of underlying
                                              securities. An optional exchange
                                              can only be made if an equal
                                              number of Class A and Class B
                                              certificates are tendered.

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Denominations:                                The trust certificates will each
                                              have a stated amount of $25 and
                                              will be denominated and payable in
                                              U.S. dollars. The trust
                                              certificates will be offered in
                                              minimum lots of 40 trust
                                              certificates and subsequent
                                              increments of 40 trust
                                              certificates.

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Expected Certificate Rating:                  A1 by Moody's and A- by S&P.

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Capitalized terms used but not defined here shall have the meanings set forth in the Preliminary Prospectus Supplement.


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-449-6378.